                                                                EXHIBIT (4)(b)2




                      AMENDMENT NO. 2 TO CREDIT AGREEMENT




        AMENDMENT dated as of October 31, 1994 among SUNDSTRAND CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


        WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 28, 1993 (as amended, the "Agreement"); and

        WHEREAS, the parties hereto desire to amend the Agreement to modify the rates of interest and fees payable thereunder and to extend the term thereof.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

        SECTION 2. Amendment of the Agreement. The Agreement is amended as follows:

        (a)  The schedule appearing in the definition of "Leverage Margin" in
Section 1.01 is changed to read as follows:
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

Leverage Ratio                     Leverage Margin
- --------------                     ---------------
  Less than 0.475                       0
  0.475 or More but Less
    Than 0.525                          0.10%
  0.525 or More but Less
    Than 0.55                           0.225%
  0.55 or More                          0.35%

       (b) The date "January 31, 1996" appearing in the definition of "Termination Date" in Section 1.01 is changed to "January 28, 1998".

       (c) The following definition is added to Section 1.01 in its appropriate alphabetical position:

            "Commitment Fee Rate" means, for each day during any fiscal quarter of the Company, the percentage set forth in the table below corresponding to the Company's Leverage Ratio as of the last day of the immediately preceding fiscal quarter:

       Leverage Ratio                  Commitment Fee Rate
       --------------                  -------------------
       Less than 0.475                        0
       0.475 or More but Less
         Than 0.525                           0.025%
       0.525 or More but Less
         Than 0.55                            0.075%
       0.55 or More                           0.10%

       (d)  The figure "0.375%" appearing in the definition of "CD Margin" in
Section 2.07(b) is changed to "0.40%".

       (e) The figure "327.3(d)" appearing in the definition of "Assessment Rate" in Section 2.07(b) is changed to "327.3(e)".

       (f) The figure "0.25%" appearing in the definition of "Euro-Dollar Margin" in Section 2.07(c) is changed to "0.275%".





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       (g)  The first sentence of Section 2.08(a) is amended to read in its entirety as follows:

       During the Revolving Credit Period, the Company shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans.

       (h)  The figures "0.15%" and "0.25%" appearing in the first sentence of
Section 2.08(b) are changed to "0.125%" and "0.20%", respectively.

       SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).





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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     SUNDSTRAND CORPORATION


                                     By /s/ James F. Ricketts
                                        -------------------------------------
                                        Title: Vice President and Treasurer



                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                     By /s/ Michael Ciszewski
                                        -------------------------------------
                                        Title: Vice President



                                     BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                     By /s/ Patricia P. DelGrande
                                        -------------------------------------
                                        Title: Vice President



                                     M&I MARSHALL & ILSLEY BANK


                                     By /s/ Stephen F. Geimer
                                        -------------------------------------
                                        Title: Vice President



                                     MELLON BANK, N.A.


                                     By /s/ Blake A. McKim
                                        -------------------------------------
                                        Title: Vice President





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                                    THE BANK OF NOVA SCOTIA


                                    By /s/ F.C.H. Ashby
                                       ---------------------------------------
                                       Title: Senior Manager Loan Operations



                                    THE FIRST NATIONAL BANK OF
                                      CHICAGO


                                    By /s/ Lynn R. Dillon
                                       ---------------------------------------
                                       Title: Vice President



                                    UNION BANK OF SWITZERLAND


                                    By /s/ Robert H. Riley III
                                       ---------------------------------------
                                       Title: First Vice President


                                    By /s/ Douglas R. Elliott
                                       ---------------------------------------
                                       Title: Assistant Vice President



                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Agent


                                    By /s/ Michael J. Ciszewski
                                       ---------------------------------------
                                       Title: Vice President





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